Exhibit 99.1

Anworth Reports Fourth Quarter 2018 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 14, 2019--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company” or “Anworth”) today reported its financial results for the fourth quarter ended December 31, 2018.

Earnings

The following table summarizes the Company’s core earnings, GAAP net loss to common stockholders, and comprehensive loss for the three months ended December 31, 2018:

	Three Months Ended December 31, 2018
	(unaudited)
	Earnings	Per Weighted Share
Core Earnings	$10,704	$0.11
GAAP net loss to common stockholders	$(38,230)	$(0.39)
Comprehensive loss	$(25,628)	$(0.27)

Core earnings is a non-GAAP financial measure, which is explained and reconciled to GAAP net loss to common stockholders in the section entitled “Non-GAAP Financial Measures Related to Operating Results” near the end of this earnings release. Comprehensive loss is shown on the consolidated statements of comprehensive income, which is included in this earnings release. Comprehensive loss consists of the net loss to all stockholders (including the amounts paid to preferred stockholders) and the change in other comprehensive income.

Portfolio

At December 31, 2018 and September 30, 2018, the composition of the Company’s portfolio at fair value was as follows:

	December 31, 2018		September 30, 2018
	Dollar Amount	Percentage	Dollar Amount	Percentage
	(unaudited)
Agency MBS:
ARMS and hybrid ARMs	$1,547,405	26.6%	$1,676,433	28.2%
Fixed-rate Agency MBS	2,001,314	34.3%	2,148,536	36.2%
TBA Agency MBS	906,016	15.6%	756,470	12.7%
Total Agency MBS	$4,454,735	76.5%	$4,581,439	77.1%
Non-Agency MBS	795,203	13.7%	783,902	13.2%
Residential mortgage loans(1)	549,016	9.4%	562,484	9.5%
Residential mortgage loans held-for-securitization	11,660	0.2%	-	-
Residential real estate	13,782	0.2%	13,905	0.2%
Total Portfolio	$5,824,396	100.0%	$5,941,730	100.0%
Total Assets(2)	$5,937,906		$6,050,034
____________________
(1)	Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company.
(2)	Includes TBA Agency MBS.

Agency MBS

At December 31, 2018, the allocation of the Company’s agency mortgage-backed securities (“Agency MBS”) was approximately 35% adjustable-rate and hybrid adjustable-rate Agency MBS, 45% fixed-rate Agency MBS, and 20% fixed-rate TBA Agency MBS. At September 30, 2018, the allocation of the Company’s Agency MBS was approximately 37% adjustable-rate and hybrid adjustable-rate Agency MBS, 47% fixed-rate Agency MBS, and 16% fixed-rate TBA Agency MBS, both periods of which are detailed below (dollar amounts in thousands):

	December 31,	September 30,
	2018	2018
	(unaudited)
Fair value of Agency MBS and TBA Agency MBS	$4,454,735	$4,581,439
Adjustable-rate Agency MBS coupon reset (less than 1 year)	20%	21%
Hybrid adjustable-rate Agency MBS coupon reset (1-2 years)	4	5
Hybrid adjustable-rate Agency MBS coupon reset (2-3 years)	1	1
Hybrid adjustable-rate Agency MBS coupon reset (3-4 years)	3	1
Hybrid adjustable-rate Agency MBS coupon reset (4-5 years)	4	6
Hybrid adjustable-rate Agency MBS coupon reset (5-7 years)	-	-
Hybrid adjustable-rate Agency MBS coupon reset (greater than 7 years)	3	3
Total adjustable-rate Agency MBS	35%	37%
15-year fixed-rate TBA Agency MBS	10	16
15-year fixed-rate Agency MBS	20	23
20-year and 30-year fixed-rate Agency MBS	25	24
30-year fixed-rate TBA Agency MBS	10	-
Total MBS	100%	100%

At December 31, 2018 and September 30, 2018, the summary statistics of the Company’s Agency MBS portfolio were as follows:

	December 31,	September 30,
	2018	2018
	(unaudited)
Weighted Average Agency MBS Coupon:
Adjustable-rate Agency MBS	4.09%	3.88%
Hybrid adjustable-rate Agency MBS	2.52	2.47
15-year fixed-rate Agency MBS	2.90	2.91
15-year fixed-rate TBA Agency MBS	3.57	3.57
20-year and 30-year fixed-rate Agency MBS	3.93	3.90
30-year fixed-rate TBA Agency MBS	4.35	-
Total Agency MBS:	3.54%	3.39%
Average Amortized Cost:
Adjustable-rate Agency MBS	102.65%	102.73%
Hybrid adjustable-rate Agency MBS	102.49	102.59
15-year fixed-rate Agency MBS	102.28	102.24
15-year fixed-rate TBA Agency MBS	100.47	100.86
20-year and 30-year fixed-rate Agency MBS	103.29	103.37
30-year fixed-rate TBA Agency MBS	102.49	-
Total Agency MBS:	102.47%	102.44%
Average asset yield (weighted average coupon divided by average amortized cost)	3.45%	3.31%
Unamortized premium	$95.2 million	$104.0 million
Unamortized premium as a percentage of par value	2.47%	2.44%
Premium amortization expense on Agency MBS for the respective quarter	$7.4 million	$7.5 million

At December 31, 2018 and September 30, 2018, the constant prepayment rate (“CPR”) and weighted average term to next interest rate reset of our Agency MBS were as follows:

	December 31, 2018	September 30, 2018
	(unaudited)
Constant prepayment rate (CPR) of Agency MBS	14%	16%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	21%	23%
Weighted average term to next interest rate reset on Agency MBS	24 months	25 months

Non-Agency MBS

Our Non-Agency MBS were either issued before 2008 or were recently issued and are collateralized by currently non-performing residential mortgage loans that were originated before 2008. The following tables summarize the Company’s Non-Agency MBS at December 31, 2018 and September 30, 2018:

	December 31, 2018
				Weighted Average
Portfolio Type	Fair Value	Amortized Cost	Current Principal	Amortized Cost	Coupon	Yield
	(in thousands)
	(unaudited)
Legacy Non-Agency MBS	$561,940	$553,292	$738,210	74.95%	5.56%	5.57%
Non-performing	101,744	102,450	102,760	99.70	5.14	5.42
Credit Risk Transfer	131,519	129,898	141,839	91.58	4.30	5.72
Total Non-Agency MBS	$795,203	$785,640	$982,809	79.94%	5.34%	5.58%

	September 30, 2018
				Weighted Average
Portfolio Type	Fair Value	Amortized Cost	Current Principal	Amortized Cost	Coupon	Yield
	(in thousands)
	(unaudited)
Legacy Non-Agency MBS	$593,255	$571,212	$759,960	75.16%	5.61%	5.50%
Non-performing	116,651	116,737	116,995	99.78	5.17	5.38
Credit Risk Transfer	73,996	72,606	79,882	90.89	4.20	5.62
Total Non-Agency MBS	$783,902	$760,555	$956,837	79.49%	5.44%	5.49%

Residential Mortgage Loans

The following table summarizes the Company’s residential mortgage loans held-for-investment at December 31, 2018 and September 30, 2018:

	December 31,	September 30,
	2018	2018
	(unaudited)
Residential mortgage loans held-for-investment	$549,016	$562,484
Asset-backed securities issued by securitization trusts	539,651	553,118
Retained interest in loans held in securitization trusts	$9,365	$9,366

Residential Properties Portfolio

At December 31, 2018 and September 30, 2018, Anworth Properties Inc. owned 86 and 87 single-family residential rental properties, respectively, located in Southeastern Florida that were carried at a total cost, net of accumulated depreciation, of $13.8 million and $13.9 million, respectively.

MBS Portfolio Financing

	December 31, 2018
	Agency MBS	Non-Agency MBS	Total MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,235,000	$576,627	$3,811,627
Average interest rate	2.52%	3.55%	2.67%
Average maturity	35 days	13 days	32 days
Average interest rate after adjusting for interest rate swaps			2.23%
Average maturity after adjusting for interest rate swaps			1,217 days

	September 30, 2018
	Agency MBS	Non-Agency MBS	Total MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,465,000	$548,820	$4,013,820
Average interest rate	2.22%	3.38%	2.38%
Average maturity	33 days	16 days	31 days
Average interest rate after adjusting for interest rate swaps			2.14%
Average maturity after adjusting for interest rate swaps			1,167 days

Portfolio Leverage

At December 31, 2018, the Company’s leverage multiple was 6.16x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 7.63x at December 31, 2018. At September 30, 2018, the Company’s leverage multiple was 6.09x and the effective leverage was 7.24x.

Interest Rate Swaps

At December 31, 2018 and September 30, 2018, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts, weighted average fixed rates, and remaining terms:

	December 31, 2018
Maturity	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years
	(unaudited)
Less than 12 months	$725,000	1.60%	7	0.6
1 year to 2 years	591,000	1.70	19	1.6
2 years to 3 years	400,000	1.96	30	2.5
3 years to 4 years	220,000	1.92	43	3.6
4 years to 5 years	205,000	2.27	57	4.8
5 years to 7 years	475,000	2.41	73	6.1
7 years to 10 years	690,000	2.83	104	8.7
	$3,306,000	2.10%	47	3.9

	September 30, 2018
Maturity	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years
	(unaudited)
Less than 12 months	$625,000	1.57%	7	0.6
1 year to 2 years	591,000	4.65	18	1.5
2 years to 3 years	550,000	1.83	30	2.5
3 years to 4 years	150,000	1.95	42	3.5
4 years to 5 years	325,000	2.11	56	4.7
5 years to 7 years	450,000	2.43	75	6.3
7 years to 10 years	640,000	2.76	104	8.7
	$3,331,000	2.04%	47	3.9

Effective Net Interest Rate Spread

	December 31, 2018	September 30, 2018
	(unaudited)
Average asset yield, including TBA dollar roll income	3.56%	3.40%
Effective cost of funds	2.52	2.34
Effective net interest rate spread	1.04%	1.06%

Certain components of the effective net interest rate spread are non-GAAP financial measures, which are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures Related to Operating Results” at the end of this earnings release.

Dividend

On December 14, 2018, the Company declared a quarterly common stock dividend of $0.13 per share for the fourth quarter ended December 31, 2018. Based upon the closing price of $4.04 on December 31, 2018, the annualized dividend yield on the Company’s common stock at December 31, 2018 was 12.9%.

Book Value per Common Share

At December 31, 2018, the Company’s book value was $4.71 per share of common stock, which was a decrease of $0.41 from $5.12 in the prior quarter.

The $0.13 quarterly dividend less the $0.41 decrease in book value per common share from the prior quarter resulted in a negative return on book value per common share of (5.5%) for the quarter ended December 31, 2018 and a negative (12.1%) for the year ended December 31, 2018.

Subsequent Events

On January 2, 2019, the conversion rate of our Series B Preferred Stock increased from 5.1740 to 5.2588 shares of our common stock based upon the common stock dividend of $0.13 per share that was declared on December 14, 2018.

On January 18, 2019, we settled in the amount of $11.7 million on the loans we acquired in the fourth quarter of 2018. Approximately $10.1 million was taken down on the credit line facility to fund this transaction.

On February 12, 2019, we acquired an aggregate of approximately $90 million of Non-QM residential mortgage loans that are scheduled to close on March 15, 2019.

Conference Call

The Company will host a conference call on Friday, February 15, 2019 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss its fourth quarter 2018 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on February 15, 2019. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10128726. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) or receiving a copy of the DRP Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC, or the Manager, pursuant to a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts)

	December 31,	December 31,
	2018	2017
ASSETS	(unaudited)
Agency MBS pledged to counterparties at fair value (including $3,433,252 and $4,073,852 pledged to counterparties at December 31, 2018 and December 31, 2017, respectively	$3,548,719	$4,278,797
Non-Agency MBS at fair value (including $726,428 and $661,445 pledged to counterparties at December 31, 2018 and December 31, 2017, respectively)	795,203	760,825
Residential mortgage loans held-for-securitization	11,660	-
Residential mortgage loans held-for-investment(1)	549,016	639,351
Residential real estate	13,782	14,143
Cash and cash equivalents	3,165	12,273
Reverse repurchase agreements	20,000	-
Restricted cash	30,296	11,157
Interest and dividends receivable	16,872	18,091
Derivative instruments at fair value	46,207	27,793
Prepaid expenses and other	2,986	3,111
Total Assets	$5,037,906	$5,765,541
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$24,828	$15,835
Repurchase agreements	3,811,627	4,365,695
Asset-backed securities issued by securitization trusts(1)	539,651	629,984
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	15,901	1,335
Dividends payable on preferred stock	2,297	2,272
Dividends payable on common stock	12,803	14,721
Payable for purchased loans	11,660	-
Accrued expenses and other	654	897
Total Liabilities	$4,456,801	$5,068,119
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($19,494 and $19,494, respectively); 780 and 780 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	$19,455	$19,455
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($50,257 and $49,725, respectively); 2,010 and 1,989 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	48,944	48,420
Common Stock: par value $0.01 per share; authorized 200,000 shares, 98,483 shares and 98,137 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	985	981
Additional paid-in capital	981,964	980,243
Accumulated other comprehensive income consisting of unrealized gains and losses	(30,792)	17,021
Accumulated deficit	(485,988)	(415,235)
Total Stockholders' Equity:	$561,650	$677,967
Total Liabilities and Stockholders' Equity	$5,037,906	$5,765,541
____________________
(1)

The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At December 31, 2018 and December 31, 2017, total assets of the consolidated VIEs were $551 million and $641 million (including accrued interest receivable of $1.8 million and $2.1 million), respectively (which is recorded above in the line item “Interest and dividends receivable”), and total liabilities were $541 million and $632 million (including accrued interest payable of $1.7 million and $2.0 million), respectively (which is recorded above in the line item “Accrued interest payable”). Please refer to Note 5, “Variable Interest Entities,” for further discussion.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except for per share amounts)

	Three Months Ended	Year Ended	Three Months Ended	Year Ended
	December 31, 2018		December 31, 2017
	(unaudited)		(unaudited)
Interest and other income:
Interest-Agency MBS	$23,208	$95,656	$23,891	$76,657
Interest-Non-Agency MBS	10,445	40,733	9,607	38,266
Interest-residential mortgage loans	5,519	23,463	6,515	27,720
Other interest income	29	120	22	105
	39,201	159,972	40,035	142,748
Interest Expense:
Interest expense on repurchase agreements	25,362	90,511	16,881	53,954
Interest expense on asset-backed securities	5,351	22,800	6,346	26,939
Interest expense on junior subordinated notes	526	1,996	423	1,626
	31,239	115,307	23,650	82,519
Net interest income	7,962	44,665	16,385	60,229
Operating expenses:
Management fee to related party	(2,060)	(7,098)	(1,871)	(7,503)
Rental properties depreciation and expense	(367)	(1,525)	-	(1,372)
General and administrative expenses	(1,248)	(4,880)	(1,565)	(4,430)
Total operating expenses	(3,675)	(13,503)	(3,436)	(13,305)
Other income:
Income-rental properties	428	1,761	413	1,710
Realized net (loss) on sales of available-for-sale MBS	(999)	(12,186)	-	(2,168)
Realized (loss) on Agency MBS held as trading investments	(3,871)	(11,429)	-	-
Impairment charge on Non-Agency MBS	(971)	(2,869)	(7,279)	(2,399)
Unrealized gain (loss) on Agency MBS held as trading investments	9,674	(4,911)	-	2,793
Gain on sales of residential mortgage loans held-for-investment	-	-	-	378
Gain on sales of residential properties	23	54	-	-
(Loss) gain on derivatives, net	(44,504)	(8,071)	10,121	7,132
Recovery on Non-Agency MBS	-	1	-	2
Total other income	(40,220)	(37,650)	3,255	7,448
Net (loss) income	$(35,933)	$(6,488)	$16,204	$54,372
Dividend on preferred stock	(2,297)	(9,189)	(2,278)	(8,173)
Net (loss) income to common stockholders	$(38,230)	$(15,677)	$13,926	$46,199
Basic (loss) earnings per common share	$(0.39)	$(0.16)	$0.14	$0.48
Diluted (loss) earnings per common share	$(0.39)	$(0.16)	$0.14	$0.47
Basic weighted average number of shares outstanding	98,444	98,314	98,074	96,764
Diluted weighted average number of shares outstanding	98,444	98,314	101,909	100,479

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (in thousands, except for per share amounts)

	Three Months Ended	Year Ended	Three Months Ended	Year Ended
	December 31, 2018		December 31, 2017
	(unaudited)		(unaudited)
Net (loss) income	$(35,933)	$(6,488)	$16,204	$54,372
Available-for-sale Agency MBS, fair value adjustment	22,071	(43,348)	(16,177)	(24,939)
Reclassification adjustment for loss on sales of Agency MBS included in net (loss) income	999	12,361	-	2,233
Available-for-sale Non-Agency MBS, fair value adjustment	(13,784)	(20,463)	3,283	28,730
Reclassification adjustment for (gain) loss on sales of Non-Agency MBS included in net (loss) income	-	(175)	-	(65)
Amortization of unrealized gain on derivatives remaining in other comprehensive income	1,019	4,025	949	2,334
Reclassification adjustment for interest expense on swap agreements included in net (loss) income	-	(212)	(292)	79
Other comprehensive (loss) income	10,305	(47,812)	(12,237)	8,372
Comprehensive (loss) income	$(25,628)	$(54,300)	$3,967	$62,744

Non-GAAP Financial Measures Related to Operating Results

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: Core Earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net loss to common stockholders” for the three months ended December 31, 2018 to “Core Earnings” for the same period. Core Earnings represents “net loss to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income for the three months ended December 31, 2018 (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that:

  these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process;
  the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of the Company’s investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on Agency MBS”;
  the adjustment for an impairment charge on Non-Agency MBS is more reflective of current Core Earnings, as this charge represents future loss expectations;
  the adjustment for depreciation expense on residential rental properties, as this is a non-cash item and is added back by other companies to derive funds from operations; and
  the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies.

These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the three months ended December 31, 2018. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended December 31, 2018
	Amount	Per Share
	(in thousands)
	(unaudited)
Net income to common stockholders	$(38,230)	$(0.39)
Adjustments to derive core earnings:
Loss on sales of MBS	4,870	0.05
Impairment charge on Non-Agency MBS(1)	971	0.01
Unrealized (gain) loss on Agency MBS held as trading investments	(9,674)	(0.10)
Unrealized (loss) gain on interest rate swaps, net	54,575	0.55
(Gain) loss on derivatives-TBA Agency MBS, net	(10,071)	(0.10)
Net settlement on interest rate swaps after de-designation(2)	3,134	0.03
Dollar roll income on TBA Agency MBS(3)	2,960	0.03
Premium amortization on MBS	7,356	0.08
Paydown expense(4)	(5,283)	(0.05)
Gain on sale of residential rental properties	(23)	-
Depreciation expense on residential rental properties(5)	119	-
Core earnings	$10,704	$0.11
Basic weighted average number of shares outstanding	98,444
____________________
(1)	Impairment charge on Non-Agency MBS represents the amount applied against current GAAP earnings when future loss expectations exceed previously-existing loss expectations. When future loss expectations become less than previously-existing loss expectations, the difference would be amortized into earnings over the life of the security.
(2)

Net settlement on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and are recorded in “Loss on interest rate swaps, net.”

(3)

Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “(Loss) gain on derivatives, net” that is included in the Company’s statements of operations.

(4)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(5)	Depreciation expense is added back in the core earnings calculation, as it is a non-cash item, and it is similarly added back in other companies’ calculation of core earnings or funds from operations.

Effective Net Interest Rate Spread

	Three Months Ended
	December 31, 2018
	Amount	Annualized Percentage
	(in thousands)
	(unaudited)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$39,201	3.12%
Income-rental properties	428	0.03%
Dollar roll income on TBA Agency MBS(1)	2,960	0.24%
Premium amortization on Agency MBS	7,356	0.59%
Paydown expense on Agency MBS(2)	(5,283)	-0.42%
Total interest and other income and average asset yield, including TBA dollar roll income	$44,662	3.56%
Effective Cost of Funds:
Total interest expense	$31,239	2.80%
Net settlement on interest rate Swaps after de-designation(3)	(3,134)	-0.28%
Effective total interest expense and effective cost of funds	$28,105	2.52%
Effective net interest rate spread		1.04%
Average earning assets	$5,017,025
Average borrowings	$4,467,256
____________________
(1)

Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “(Loss) gain on derivatives, net” that is shown on the Company’s statements of operations.

(2)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(3)

Net settlement on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and are recorded in “Loss on interest rate swaps, net.”

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com